UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   January 29, 2003

RESTORAGEN, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-30493	47-0727668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 South 34th Street, Suite 203 Lincoln, Nebraska		68516
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  402-434-0780

Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and therefore omitted.

Item 2.    Disposition or Acquisition of Assets.

On January 29, 2003, Restoragen, Inc. (the “Company”) closed on the sale and license of patents and other assets pursuant to an Asset Purchase Agreement and License Agreement with Amylin Pharmaceuticals, Inc., dated December 24, 2002 (the “Agreement”).

As previously reported, Restoragen (i) assigned to Amylin all of the Restoragen GLP-1 patent portfolio and clinical development program and (ii) granted Amylin a non-exclusive license to Restoragen’s manufacturing patents.  The assets sold included (a) the Restoragen GLP-1 patent portfolio and all related records, (b) all records relating to process development, clinical production, and quality/regulatory information for the production of Restoragen’s GLP-1, (c) all bulk drug and clinical study inventory, (d) all GLP-1 pre-clinical, clinical and FDA records, and (e) all of Restoragen’s rights under certain acquired contracts relating to ongoing clinical trials and associated service arrangements.  Amylin was granted a non-exclusive, royalty-free license to use certain Restoragen manufacturing methods for the manufacture of GLP-1, Exendins, analogues and agonists of GLP-1.

In exchange for the assignment of the assets and license grant, Restoragen received a cash payment from Amylin of $3.3 million at closing and will receive an additional $700,000 upon receipt of a final study report indicating satisfactory results from the ongoing Phase 2 clinical trial.  Amylin will assume responsibility for Restoragen’s ongoing clinical study evaluating the effects of GLP-1 on heart failure in patients who meet physiologic criteria for cardiac transplantation but who are ineligible for transplant.  Other than assumption of ongoing costs of the clinical trial and acquired contracts arising after the closing date, Amylin did not assume any liabilities or obligations of the Company.  If Amylin develops and commercializes a product covered by the Restoragen GLP-1 patent portfolio, then Amylin is required to pay Restoragen additional future milestone and royalty payments.  The amount of these payments will vary depending on the type and medical indication of the commercialized product.

As previously reported, Restoragen is operating as a debtor-in-possession, having filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 17, 2002.  The Company filed a motion with the United States Bankruptcy Court for the District of Nebraska (the “Court”) seeking approval of the sale of assets and license to Amylin outside the ordinary course of business free and clear of liens and interests (the “Sale Motion”).  The Court’s order approving the Sale Motion became final on January 28, 2003.

Proceeds received by Restoragen from the transaction are subject to the lien of the Company’s secured noteholders who held a first priority security interest in the patents sold and proceeds therefrom.  Under the Court’s order approving the Sale Motion, the $3.3 million cash payment, and all future payments received from Amylin under the Agreement (excluding those amounts needed to fund the Cash Collateral Budget approved by the Court) have been deposited in a separate account and the secured noteholder liens have attached thereto in the same right and priority as the original collateral.  All funds contained in the separate account will be paid to the secured noteholders on March 5, 2003 or such later date as approved by the Court if an adversary proceeding contesting the priority of the secured claim is filed on or before March 5, 2003.

Item 7.    Financial Statements and Exhibits.

(a)           Financial Statements if Business(es) Acquired.   Not applicable.

(b)           Pro forma Financial information.

(i)                                     Unaudited Pro Forma Consolidated Statements of Operations of Restoragan, Inc. for the nine months ended September 30, 2002 and the year ended December 31, 2001.

(ii)                                  Unaudited Pro Forma Consolidated Balance Sheet of Restoragen, Inc. as of September 30, 2002.

(c)           Exhibits.

2.1                                 Asset Purchase and License Agreement between Restoragen, Inc. and Amylin Pharmaceuticals, Inc. dated as of December 24, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESTORAGEN, INC.

By	/s/ David S. Walker
David S. Walker
Senior Vice President and Chief Financial Officer

Dated:   February 11, 2003

Item 7.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

RESTORAGEN, INC. AND SUBSIDIARY

(a development stage company)

Unaudited Pro Forma Consolidated Statements of Operations

For the nine months ended September 30, 2002 and the year ended December 31, 2001

	Historical Restoragen, Inc Nine Months to September 2002	Pro Forma Adjustments for Amylin Transaction	Pro Forma Nine Months to September 2002	Historical Restoragen, Inc Year Ended December 31 2001	Pro Forma Adjustments for Amylin Transaction (1)	Pro Forma Year Ended December 31 2001

Revenues	$870,480	—	$870,480	$8,766	—	$8,786

Operating costs and expenses:
General and administrative	1,958,461	—	1,958,461	3,521,925	—	3,521,925
Research and development	7,240,715	—	7,240,715	17,409,430	—	17,409,430
Corporate restructuring costs	8,335,381	—	8,335,381	—	—	—

Total operating costs and expenses	17,534,557	—	17,534,557	20,931,355	—	20,931,355

Operating loss	(16,664,077)	—	(16,664,077)	(20,922,569)	—	(20,922,569)

Other income (expense)
Gain on sale of intellectual property	—	—	—	—	3,300,000	3,300,000
Interest income	84,934	—	84,934	267,681	—	267,681
Interest expense	(1,419,756)	—	(1,419,756)	(828,859)	—	(828,859)
	(1,334,822)	—	(1,334,822)	(561,178)	3,300,000	2,738,822

NET LOSS	$(17,998,899)	—	$(17,998,899)	$(21,483,747)	$3,300,000	$(18,183,747)

Preferred stock dividends accreted and accumulating but not declared	$(2,432,951)	—	$(2,432,951)	$(3,123,935)	—	$(3,123,935)

Net loss applicable to common stock	$(20,431,850)	—	$(20,431,850)	$(24,607,682)	$3,300,000	$(21,307,682)

Basic and diluted loss per common share	$(2.77)	—	$(2.77)	$(3.34)	$0.45	$(2.89)

Average number of common shares outstanding - basic and diluted	7,379,410	—	7,379,410	7,366,178	—	7,366,178

(1) See note A to the unaudited Pro Forma Consolidated Statements of Operations

RESTORAGEN, INC. AND SUBSIDIARY

(a development stage company)
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	Historical Restoragen, Inc September 30, 2002	Pro Forma Adjustments for Amylin Transaction (2)	Pro Forma September 30, 2002
ASSETS

Current assets
Cash and cash equivalents	$1,808,157	$3,300,000	$5,108,157
Prepaid expenses	295,972	—	295,972
Property and equipment held for sale	1,200,000	—	1,200,000
Other current assets	20,840	—	20,840
Total current assets	3,324,969	3,300,000	6,624,969

Property and equipment, net of accumulated depreciation $9,408 and $3,798,251	18,522	—	18,522
Deferred financing costs, net of accumulated amortization of $700,189 and $384,516	312,501	—	312,501
Other assets	73,055	—	73,055

Total assets	$3,729,047	$3,300,000	$7,029,047

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$630,520	—	$630,520
Accrued expenses	127,612	—	127,612
Accrued restructuring charges	817,997	—	817,997
Capital lease obligations - current portion	524,428	—	524,428
Notes payable - current portion	685,128	—	685,128
Total current liabilities	2,785,685	—	2,785,685

Long-term liabilities:
Accrued interest - convertible notes payable	1,135,530	—	1,135,530
Accrued restructuring charges - less current portion	412,320	—	412,320
Capital lease obligations - less current portion	460,697	—	460,697
Notes payable - less current portion	498,396	—	498,396
Convertible notes payable	18,000,000	—	18,000,000
Total long-term liabilities	20,506,943	—	20,506,943

Total liabilities	23,292,628	—	23,292,628

Redeemable preferred stock
Series A and A,F ($0.01 par value, 11,750 and 211,750 shares authorized, 11,750 and 20,092 issued and outstanding, at redemption value)	1,997,500	—	1,997,500

Shareholders' deficit
Common stock, ($0.01 par value, 40,000,000 shares authorized, 7,379,415 and 7,379,408 shares issued and outstanding)	73,794	—	73,794
Convertible preferred stock, Series B,C,D,E,F,G,H ($0.01 par value; 706,500 shares authorized, 354,442 and 346,100 shares issued and outstanding, respectively)	3,544	—	3,544
Additional paid-in capital	81,359,914	—	81,359,914
Deficit accumulated during development stage	(102,998,333)	3,300,000	(99,698,333)
Total shareholders' deficit	(21,561,081)	3,300,000	(18,261,081)

Total liabilities and shareholders' deficit	$3,729,047	$3,300,000	$7,029,047

(2) See note B to the unaudited Pro Forma Condensed Consolidated Balance Sheet

Restoragen, Inc. and Subsidiary

Notes to the Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements are based on the historical audited  financial statements for the year ended December 31, 2001 and the unaudited  financial statements for the nine months ended September 30, 2002. Certain pro forma adjustments have been made to the accompanying unaudited pro forma consolidated  financial statements based on the sale to Amylin Pharmaceuticals, Inc of all of the Restoragen's GLP-1 patent portfolio and clinical development program and the grant to Amylin of a non exclusive license to Restoragen's manufacturing patents. The unaudited pro forma balance sheet as of September 30, 2002 gives effect to the sale and license as if it had occurred on September 30, 2002. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 give effect to the sale and license as if it had occurred on January 1, 2001.

A.     Proforma adjustments - Statement of Operations

These adjustments reflect the gain on sale of intellectual property.

B.      Pro forma adjustments - Balance Sheet

These adjustment reflect the receipt of cash for the sale of intellectual property.